EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated March 17, 2009 in the Amendment No. 1 to the Registration Statement (File No. 333-157653) and related Prospectus of Claymore Securities Defined Portfolios, Series 577.



                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                          GRANT THORNTON LLP


Chicago, Illinois
March 17, 2009